As filed with the Securities and Exchange Commission on October 9, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FMSA Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	34-1831554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8834 Mayfield Road

Chesterland, Ohio 44026

(800) 255-7263

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

FMSA Holdings Inc. Non-Qualified Stock Option Plan

FMSA Holdings Inc. Long Term Incentive Compensation Plan

FMSA Holdings Inc. Stock Option Plan

FMSA Holdings Inc. 2014 Long Term Incentive Plan

(Full title of the plans)

Jenniffer D. Deckard

President and Chief Executive Officer

FMSA Holdings Inc.

8834 Mayfield Road

Chesterland, Ohio 44026

(800) 255-7263

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David P. Oelman

Alan Beck

Vinson & Elkins L.L.P.

1001 Fannin St., Suite 2500

Houston, Texas 77002-6760

(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Name of Plan	Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
FMSA Holdings Inc. Non-Qualified Stock Option Plan	Common Stock, par value $0.01 per share	102,000 shares	$0.37(2)	$37,740	$5
FMSA Holdings Inc. Long Term Incentive Compensation Plan	Common Stock, par value $0.01 per share	6,799,456 shares	$1.42(2)	$9,655,228	$1,122
FMSA Holdings Inc. Stock Option Plan	Common Stock, par value $0.01 per share	10,747,060 shares	$6.67(2)	$71,682,891	$8,330
FMSA Holdings Inc. 2014 Long Term Incentive Plan	Common Stock, par value $0.01 per share	1,517,636 shares	$16.00(3)	$24,282,176	$2,822
FMSA Holdings Inc. 2014 Long Term Incentive Plan	Common Stock, par value $0.01 per share	15,482,364 shares	$15.80(4)	$244,621,352	$28,425
Total					$40,704

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of common stock (“Common Shares”) as may become issuable pursuant to the adjustment provisions of the FMSA Holdings Inc. Non-Qualified Stock Option Plan, the FMSA Holdings Inc. Long Term Incentive Compensation Plan, the FMSA Holdings Inc. Stock Option Plan and the FMSA Holdings Inc. 2014 Long Term Incentive Plan, respectively.
(2)	With respect to shares of Common Stock covered by stock options granted prior to the filing of this Registration Statement (as defined below), calculated pursuant to Rule 457(h) under the Securities Act, based on the weighted average of the price at which the stock options may be exercised.
(3)	With respect to 1,517,636 shares of Common Stock granted as stock options on October 2, 2014, calculated pursuant to Rule 457(h) under the Securities Act, based on the price at which stock options may be exercised.
(4)	With respect to 15,482,364 shares of Common Stock subject to future grants of awards, estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the average of the high and low prices of the Common Stock of FMSA Holdings Inc. as reported on the New York Stock Exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

FMSA Holdings Inc. (the “Registrant”) will send or give to all participants in the FMSA Holdings Inc. Non-Qualified Stock Option Plan (the “1997 Plan”), the FMSA Holdings Inc. Long Term Incentive Compensation Plan (the “2006 Plan”), the FMSA Holdings Inc. Stock Option Plan (the “2010 Plan”) and the FMSA Holdings Inc. 2014 Long Term Incentive Plan (the “2014 Plan” and collectively the “Plans”), as applicable, document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3 Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)	The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act on October 6, 2014 relating to the Registrant’s Registration Statement on Form S-1 (File No. 333-198322), originally filed with the Commission on August 22, 2014;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration document referred to in (a) above; and

(c)	The description of the Common Shares included under the caption “Description of Capital Stock” contained in the prospectus forming part of the Registrant’s Registration Statement on Form S-1 (File No. 333-198322), which description has been incorporated by reference in Item 1 of the Registrant’s Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on September 30, 2014 including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions (i.e., actions by or in the right of the corporation), except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

The Registrant’s amended and restated certificate of incorporation limits the liability of the Registrant’s directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Consequently, the Registrant’s directors will not be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its shareholders;

•	for any act or omission not in good faith or that involve intentional misconduct or knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only, and will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of the Registrant’s directors and officers will be further limited to the fullest extent permitted by the DGCL.

In addition, the Registrant intends to enter into indemnification agreements with directors and officers. These agreements will require the Registrant to indemnify these individuals to the fullest extent permitted under the DGCL against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Registrant may maintain liability insurance policies that indemnify the Registrant’s directors and officers against various liabilities arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification.

The Plans provide that the committee that administers each Plan, and all members thereof, shall not be personally liable for any action or determination taken, or failure to act, made in good faith with respect to the Plans. Further, under the 2010 Plan and 2014 Plan, such limitation on liability is extended to directors, officers or employees of the Registrant, or any of its subsidiaries acting at the direction or on behalf of the committee, and all aforementioned parties, including the committee and it members, and, to the fullest extent permitted by law, such parties shall be indemnified and held harmless by the Registrant with respect to any such action or determination. The 2014 Plan also provides that the committee and its members are entitled to, in good faith, rely or act upon any report or other information furnished to them by any officer or employee of the Registrant or any of its subsidiaries, the Registrant’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of such Plan.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1	Form of Third Amended and Restated Certificate of Incorporation of FMSA Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.2	Form of Fourth Amended and Restated Bylaws of FMSA Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.3*	FMSA Holdings Inc. Non-Qualified Stock Option Plan.

4.4	Form of Stock Option Agreement for FMSA Holdings Inc. (f/k/a FML Holdings, Inc.) Non-Qualified Stock Option Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.5	Amendment I to the FMSA Holdings Inc. Non-Qualified Stock Option Plan Stock Option Agreement (incorporated by reference to Exhibit 10.10 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.6*	FMSA Holdings Inc. Long Term Incentive Compensation Plan.

4.7	Form of Stock Option Agreement for FMSA Holdings Inc. (f/k/a FML Holdings, Inc.) Long Term Incentive Compensation Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.8	Amendment I to the FMSA Holdings Inc. Long Term Incentive Compensation Plan Stock Option Agreement (incorporated by reference to Exhibit 10.13 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.9*	FMSA Holdings Inc. Stock Option Plan.

4.10	Form of Stock Option Agreement for FMSA Holdings Inc. (f/k/a FML Holdings, Inc.) Stock Option Plan (incorporated by reference to Exhibit 10.15 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.11	Amendment I to the FMSA Holdings Inc. Stock Option Plan Stock Option Agreement (incorporated by reference to Exhibit 10.16 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.12*	FMSA Holdings Inc. 2014 Long Term Incentive Plan.

4.13	Form of Stock Option Agreement for FMSA Holdings Inc. 2014 Long Term Incentive Plan (incorporated by reference to Exhibit 10.18 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.14	Form of Notice of Grant of Stock Option for FMSA Holdings Inc. 2014 Long Term Incentive Plan (incorporated by reference to Exhibit 10.19 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.15	Form of Notice of Stock Option Exercise for FMSA Holdings Inc. 2014 Long Term Incentive Plan (incorporated by reference to Exhibit 10.20 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.16	Form of Restricted Stock Unit Agreement for FMSA Holdings Inc. 2014 Long Term Incentive Plan (incorporated by reference to Exhibit 10.21 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.17	Form of Notice of Grant of Restricted Stock Unit for FMSA Holdings Inc. 2014 Long Term Incentive Plan (incorporated by reference to Exhibit 10.22 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.

23.1*	Consent of Vinson & Elkins LLP (contained in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of GZA, GeoEnvironmental, Inc.

23.4*	Consent of Freedonia Group, Inc.

23.5*	Consent of PacWest Consulting Partners .

23.6*	Consent of PropTester, Inc.

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the Plans of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterland, State of Ohio on October 9, 2014.

FMSA HOLDINGS INC.

By:	/s/ Jenniffer D. Deckard
Name: Jenniffer D. Deckard
Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher L. Nagel and David J. Crandall, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could not in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on October 9, 2014.

Signature	Title

/s/ Jenniffer D. Deckard Jenniffer D. Deckard	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Christopher L. Nagel Christopher L. Nagel	Chief Financial Officer and Executive Vice President of Finance (Principal Financial Officer and Principal Accounting Officer)

/s/ William E. Conway William E. Conway	Director

/s/ Charles D. Fowler Charles D. Fowler	Director

/s/ William P. Kelly William P. Kelly	Director

/s/ Matthew F. LeBaron Matthew F. LeBaron	Director

/s/ Michael E. Sand Michael E. Sand	Director

/s/ Lawrence N. Schultz Lawrence N. Schultz	Director

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Third Amended and Restated Certificate of Incorporation of FMSA Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.2	Form of Fourth Amended and Restated Bylaws of FMSA Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.3*	FMSA Holdings Inc. Non-Qualified Stock Option Plan

4.4	Form of Stock Option Agreement for FMSA Holdings Inc. (f/k/a FML Holdings, Inc.) Non-Qualified Stock Option Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.5	Amendment I to the FMSA Holdings Inc. Non-Qualified Stock Option Plan Stock Option Agreement (incorporated by reference to Exhibit 10.10 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.6*	FMSA Holdings Inc. Long Term Incentive Compensation Plan

4.7	Form of Stock Option Agreement for FMSA Holdings Inc. (f/k/a FML Holdings, Inc.) Long Term Incentive Compensation Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.8	Amendment I to the FMSA Holdings Inc. Long Term Incentive Compensation Plan Stock Option Agreement (incorporated by reference to Exhibit 10.13 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.9*	FMSA Holdings Inc. Stock Option Plan.

4.10	Form of Stock Option Agreement for FMSA Holdings Inc. (f/k/a FML Holdings, Inc.) Stock Option Plan (incorporated by reference to Exhibit 10.15 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.11	Amendment I to the FMSA Holdings Inc. Stock Option Plan Stock Option Agreement (incorporated by reference to Exhibit 10.16 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.12*	FMSA Holdings Inc. 2014 Long Term Incentive Plan.

4.13	Form of Stock Option Agreement for FMSA Holdings Inc. 2014 Long Term Incentive Plan (incorporated by reference to Exhibit 10.18 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.14	Form of Notice of Grant of Stock Option for FMSA Holdings Inc. 2014 Long Term Incentive Plan (incorporated by reference to Exhibit 10.19 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.15	Form of Notice of Stock Option Exercise for FMSA Holdings Inc. 2014 Long Term Incentive Plan (incorporated by reference to Exhibit 10.20 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.16	Form of Restricted Stock Unit Agreement for FMSA Holdings Inc. 2014 Long Term Incentive Plan (incorporated by reference to Exhibit 10.21 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

4.17	Form of Notice of Grant of Restricted Stock Unit for FMSA Holdings Inc. 2014 Long Term Incentive Plan (incorporated by reference to Exhibit 10.22 to the Registrant’s Form S-1 Registration Statement (File No. 333-198322), filed on September 18, 2014).

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.

23.1*	Consent of Vinson & Elkins LLP (contained in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of GZA, GeoEnvironmental, Inc.

23.4*	Consent of Freedonia Group, Inc.

23.5*	Consent of PacWest Consulting Partners .

23.6*	Consent of PropTester, Inc.

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.